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                                                                    EXHIBIT 10.5

                          1,000,000 Shares Common Stock

                          Coastal Community Group, Inc.

                                                                 _________, 1999

                                LOCK-UP AGREEMENT


Coast Partners Securities, Inc.
  As representative of the several Dealers
444 Brickell Avenue, Suite 805
Miami, Florida 33131

Dear Sirs:

         Coastal Community Group, Inc., a Florida corporation (the "Offeror"), proposes to issue and sell up to 1,000,000 shares (the "Common Shares") of the Offeror's common stock, $0.01 par value per share, the terms of which are more fully described in the prospectus filed as part of the registration statement on Form SB-2 (File Number 333-75033) filed by the Offeror with the Securities and Exchange Commission. Pursuant to the terms of a Managing Dealer Agreement of even date herewith, Coast Partners Securities, Inc., acting for itself and on behalf of the dealers named in Schedule A thereto, will agree to use its best efforts to solicit subscriptions to purchase a minimum of 900,000 and a maximum of 1,000,000 Common Shares at a purchase price of $10.00 per share (the "Offering"). A substantial portion of the proceeds raised from the Offering will be used by the Offeror to acquire shares of Coastal Community Bank, a Florida-state chartered commercial bank (the "Bank"), making the Bank a wholly-owned subsidiary of the Offeror.

         In order to induce Coast Partners Securities, Inc. to enter into the Managing Dealer Agreement, the Bank and the officers, directors and organizers of the Offeror and the Bank (collectively, the "Insiders") have agreed to enter into this agreement. The Bank and the Insiders recognize that the Offering will be of benefit to them. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Managing Dealer Agreement.

1. For a period of 180 days from the Effective Date, the Bank shall not, directly or indirectly, offer for sale, sell, agree to sell, grant any option for the sale of, or otherwise dispose of any of its securities other than to the Offeror as contemplated in the Prospectus, or any other beneficial interest in the assets of the Bank, without the prior written consent of Coast Partners Securities, Inc.

2. For a period of 180 days from the Effective Date, no Insider shall, directly or indirectly, offer for sale, sell, agree to sell, grant any option for the sale of, or otherwise dispose of any securities of the Offeror or any interest in such securities, without the prior written consent of Coast Partners Securities, Inc.; provided however, that the foregoing shall not prevent an Insider from exercising any option issued to him or her under the Offeror's 1998 Incentive Stock Option Plan, Outside Director Stock Option Plan or Restricted Non-Statutory Stock Option Plan or exercising any warrant issued to him or her as an organizer of the Offeror.

         3. The Bank and each Insider confirms that it, he or she understands that Coast Partners Securities, Inc. will rely upon the representations set forth in this


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agreement in proceeding with the Offering. The Bank and each Insider further confirms that its, his or her agreements set forth herein are irrevocable and shall be binding upon its, his or her heirs, legal representatives, successors and assigns. The Bank and each Insider agrees and consents to the entry of stop transfer instructions with the Offeror's and the Bank's transfer agents against the transfer of securities of the Offeror and the Bank held by it, him or her except in compliance with this agreement.

         4. This agreement shall become effective immediately upon (and only upon) the effectiveness of the Managing Dealer Agreement and automatically shall terminate immediately upon the termination of the Managing Dealer Agreement.

         5. This agreement shall be governed by the laws of the State of California, without giving effect to the choice of law or conflicts of law principles thereof.


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         IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                                          COASTAL COMMUNITY BANK


                                          By
                                             Hans C. Mueller, President and CEO


                                          INDIVIDUAL OFFICERS, DIRECTORS
                                          AND ORGANIZERS OF COASTAL
                                          COMMUNITY BANK AND COASTAL
                                          COMMUNITY GROUP, INC.



                                          Jerome J. Bushman



                                          Linda Marraccini



                                          James C. Merrill



                                          Hans C. Mueller



                                          Alex Soto



                                          Allen M. Voelz